UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2012

GREEN TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11248	84-0938688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 432-7285

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2012, the Company signed a joint venture agreement (the “JVA”) with Diamond V Associates, Inc. (“DVA”). The business of the joint venture (the “Joint Venture”) will be to fund the research, planning and development of tungsten and other rare earths and precious metals in North America and Africa.

The Company will contribute working capital to the Joint Venture and DVA will contribute its knowledge, excavation and development skills to identify prospects and maintain operations. Under the terms of the JVA, the Company will contribute $2,000 per month to the Joint Venture. If additional working capital is required, the amount of the monthly payment will be renegotiated between the parties. All profits and losses of the Joint Venture will be allocated equally between the Company and DVA.

Item 9.01 Financial Statements and Exhibits

10.1	Joint Venture Agreement with Diamond V Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2012

Green Technology Solutions, Inc.

By:	/s/ Paul Watson
Paul Watson, CEO